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                               CONSENT OF COUNSEL

                          AIM TREASURER'S SERIES TRUST


     We hereby consent to the use of our name and to the reference to our firm under the caption "Other Service Providers -- Counsel for the Trust" in (i) the Statement of Additional Information for the retail classes of AIM Treasurer's Series Trust, and (ii) the Statements of Additional Information for the institutional classes of AIM Treasurer's Series Trust which are included in Post-Effective Amendment No. 38 to the Registration Statement under the Securities Act of 1933, as amended (No. 033-19862), and Amendment No. 42 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-05460), on Form N-1A of AIM Treasurer's Series Trust.


                                   /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                   ------------------------------------------
                                   Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
December 14, 2005